Exhibit 10.5

NBT BANCORP INC. NON-EMPLOYEE DIRECTORS' RESTRICTED AND DEFERRED STOCK PLAN

NBT Bancorp Inc. sets forth herein the terms of this Non-Employee Directors' Restricted and Deferred Stock Plan as follows:

1	PURPOSE

The Plan is intended to advance the interests of the Company by providing an additional incentive to attract, retain and motivate qualified and competent persons who are not employees of the Company to serve on the Board of the Company. To this end, the Plan provides for the grant of restricted and deferred stock all as set out herein.

2	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Restricted Stock and Deferred Stock Agreements), the following definitions shall apply:

2.1           "Affiliate" means any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of such entity within the meaning of Rule 405 of Regulation C under the 1933 Act.

2.2           "Agreement" means a written agreement between the Company and the recipient individual that sets out the terms and conditions of the grant of a Restricted or Deferred Stock Award.

2.3           "Board" means the Board of Directors of the Company.

2.4           "Change in Control" of the Company means

(A)           A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's Voting Securities; or

(B)           During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(C)           There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or

(D)           Approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

2.5           "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.6           "Committee" means the committee appointed by the Board pursuant to Section 3.2 of the Plan.

2.7           "Company" means NBT Bancorp Inc., a Delaware corporation.

2.8           "Deferred Stock" shall mean Stock which will not be distributed nor which a Holder may sell, transfer, assign, pledge or otherwise encumber or dispose of until the Holder ceases to be a Director. Deferred stock shall otherwise be granted without any vesting requirements or any Restriction Period except as provided in this definition.

2.9           "Deferred Stock Agreement" means the written agreement evidencing the grant of Deferred Stock hereunder.

2.10         "Director" means a member of the Board or a Director of a Subsidiary or one denominated as a Director of a division of a Subsidiary.

2.11         "Effective Date" means the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company.

2.12         "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.13         "Fair Market Value" means the value of each Share subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares shall be the average price between the high and the low sale price of the shares on such exchange or in such market on the trading day immediately preceding the Grant Date or, if no sale of the shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

2.14         "Grant Date" means the later of (i) the date as of which the Board approves the grant and (ii) the date as of which the Holder and the Company or Affiliate enter the relationship resulting in the Holder being eligible for grants.

2.15         "Holder" means a person who is eligible to receive Restricted or Deferred Stock under the Plan.

2.16         "Plan" means the NBT Bancorp Inc. Non-Employees Directors' Restricted and Deferred Stock Plan.

2.17         "Restricted Stock" means Stock which is subject to a risk of forfeiture.

2.18         "Restricted Stock Agreement" means the written agreement evidencing the grant of Restricted Stock hereunder.

2.19         "Restricted Stock Award" means an award of Restricted Stock granted pursuant to Section 7 of this Plan.

2.20         "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

2.21         "Stock" means the Common Stock, par value $0.01 per share, of the Company.

2.22         "Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

2.23         "Voting Securities" means securities of the Company having the right to vote at elections of members of the Board of Directors.

3	ADMINISTRATION

3.1           Board. The Plan shall be administered by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Restricted or Deferred Stock Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Restricted or Deferred Stock Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Restricted or Deferred Stock Agreement entered into hereunder shall be final and conclusive.

3.2           Committee. The Board may from time to time appoint a Committee, and the Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 3.1 hereof, as the Board shall determine, consistent with the Certificate of Incorporation and Bylaws of the Company and applicable law. In the event that the Plan or any Restricted or Deferred Stock Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section 3.2. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

3.3           No Liability. No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Restricted or Deferred Stock Agreement entered into hereunder.

4	STOCK

The Stock that may be issued pursuant to Restricted or Deferred Stock Awards may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Restricted or Deferred Stock Awards under the Plan shall not exceed, in the aggregate, 200,000 shares. If any Restricted Stock Award expires, terminates, or is terminated or canceled for any reason prior to vesting in full, the shares that were subject to the forfeited or terminated portion of such Restricted Stock Award shall be available immediately for future grants of Restricted Stock Awards under the Plan.

5	ELIGIBILITY

5.1           Designated Recipients. Restricted Stock and Deferred Stock Awards may be granted under the Plan to any non-employee director of the Company or any Subsidiary or any division of a Subsidiary, as the Board shall determine and designate from time to time.

5.2           Successive Grants. An individual may hold more than one Restricted or Deferred Stock Award, subject to such restrictions as are provided herein.

6	EFFECTIVE DATE AND TERM OF THE PLAN

6.1           Effective Date. The Plan shall be effective as of the date of adoption by the Board, subject to approval by the stockholders of the Company.

6.2           Term. The Plan shall continue until there are no shares available for grant pursuant to Section 4, or unless earlier terminated in accordance with Section 11 hereof.

7	GRANT OF RESTRICTED AND DEFERRED STOCK

7.1	Restricted Stock Awards.

(a)           The Board may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant Restricted Stock under the Plan. Each Restricted Stock Award shall be evidenced by a written instrument which shall state the number of shares covered by the award and the terms and conditions which the Board shall have determined with respect to such award, including the number of shares that the Holder shall be entitled to receive, and the vesting terms. In accordance with Section 7.3, a certificate representing the shares covered by the award shall be registered in the name of the Holder and shall be delivered to the Holder within 30 days after the vesting of any shares to which the Holder shall be entitled. The Holder shall generally have the rights and privileges of a stockholder of the Company with respect to such shares, including the right to vote and to receive dividends, subject to the restrictions specified in paragraphs (b) and (c).

(b)           The Board shall determine a period of time ("Restriction Period") which shall apply to the shares transferred to a Holder with respect to each Restricted Stock Award. Except as otherwise determined by the Board, during the Restriction Period applicable with respect to each Restricted Stock Award, the Holder may not sell, transfer, assign, pledge or otherwise encumber or dispose of the shares covered by such Restricted Stock Award. The Board in its discretion may prescribe conditions for the incremental lapse of the preceding restrictions during the Restriction Period, and for the lapse or termination of such restrictions upon the occurrence of certain events before the expiration of the Restriction Period. The Board in its discretion also may shorten or terminate the Restriction Period or waive any conditions for the lapse or termination of the restrictions with respect to all or any portion of the shares covered by the Restricted Stock Award.

(c)           If the Holder terminates board membership with the Company (or any Subsidiary or any division, including advisory boards), due to death, disability, retirement after the age of 70, or failure to be re-elected or re-appointed, the Restricted Stock granted, to the extent not already vested, shall vest in full as of the date of such termination. Voluntary resignation or removal for cause will result in forfeiture of the non-vested grants. The Holder may designate a beneficiary to receive the stock certificate representing that portion of the Restricted Stock award automatically vested upon death. The Holder has the right to change such beneficiary designation at will.

7.2           Restricted Stock and Deferred Stock Agreements. All Restricted and Deferred Stock Awards granted pursuant to the Plan shall be evidenced by Restricted and Deferred Stock Agreements, to be executed by the Company and by the Holder, in such form or forms as the Board shall from time to time determine. Restricted Stock and Deferred Stock Agreements covering Restricted Stock granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Restricted and Deferred Stock Agreements shall comply with all terms of the Plan.

7.3           Certificates for Restricted Stock and Deferred Stock. The Board may cause a legend to be placed on such certificates that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions to which the shares are subject. Upon attainment of the specified objectives and requirements (or, to the extent specified in the grant, upon the partial attainment of the objectives and requirements), a certificate for the number of shares with respect to which restrictions have lapsed shall be delivered to the Holder free of restrictions.

7.4           Deferred Stock Awards. The Board may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may determine, grant Deferred Stock under the Plan. Each Deferred Stock Award shall be evidenced by a written instrument which shall state the number of shares covered by the award and the terms and conditions with respect to such award. Subject to Section 7.3, a certificate representing the shares covered by the award shall be registered in the name of the Holder and shall be delivered to the Holder within 30 days after the Holder ceases to be a Director. The Holder shall generally have the rights and privileges of a stockholder of the Company, including the right to vote and receive dividends, with respect to such shares. The Holder may designate a beneficiary to receive the stock certificate representing the Deferred Stock award should the Holder die while still a Director. The Holder has the right to change such beneficiary designation at will.

8	REQUIREMENTS OF LAW

The Company shall not be required to issue any shares of Stock under the Plan if the issuance of such shares would constitute a violation by the Holder or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock hereunder, the Restricted Stock shall remain subject to a risk of forfeiture in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Specifically in connection with the 1933 Act (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Plan, the Company shall not be required to issue such shares unless the Company has received evidence satisfactory to it that the Holder may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Restricted Stock or Deferred Stock shall remain subject to a risk of forfeiture unless and until the shares of Stock covered by the Plan are registered or are subject to an available exemption from registration, the termination of the risk of forfeiture as to the Restricted Stock (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

9	TRANSFERABILITY OF RESTRICTED STOCK; RESTRICTIONS ON STOCK

No Restricted Stock shall be assignable or transferable, other than by will or the laws of descent and distribution, before the later of (i) the end of the Restriction Period and (ii) satisfaction of any other applicable performance and service requirements with respect to such shares, as set forth in the applicable Restricted Stock Agreement. Deferred Stock is subject to the limitations contained in the definition thereof and in Section 7.4.

10	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Holder with the Company, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Holder (including groups or classes of participants or beneficiaries of which the Holder is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Holder (a "Benefit Arrangement"), if the Holder is a "disqualified individual," as defined in Section 280G(c) of the Code, any Restricted Stock or Deferred Stock held by that Holder and any right to receive any payment or other benefit under this Plan shall not become vested (i) to the extent that such right to vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Holder under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Holder under this Plan to be considered a "Parachute Payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Holder from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by him or her without causing any such payment or bene fit to be considered a Parachute Payment. In the event that the receipt of any such right to vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Holder under any Other Agreement or any Benefit Arrangement would cause the Holder to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Holder as described in clause (ii) of the preceding sentence, then the Holder shall have the right, in the Holder's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Holder under this Plan be deemed to be a Parachute Payment.

11	AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares as to which Restricted or Deferred Stock Awards have not been granted. Except as permitted under this Section 11 or Section 13 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Holder of the Restricted or Deferred Stock, alter or impair rights or obligations under any Restricted or Deferred Stock theretofore granted under the Plan.

12	EXCHANGE ACT: RULE 16B-3

12.1         General. The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Board, be inoperative and void.

12.2         Additional Restriction on Transfer of Stock. No director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell shares (which such "insider" had received as Restricted Stock) during the six months immediately following the grant of such Restricted Stock Award.

13	EFFECT OF CHANGES IN CAPITALIZATION

13.1         Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the Effective Date, the number and kinds of shares for the issuance of which Restricted or Deferred Stock Awards may be granted shall be adjusted proportionately and accordingly by the Company.

13.2         Change of Control. Upon a Change of Control of the Company, unvested Restricted Stock Awards shall cease being subject to a risk of forfeiture, any Limitation Period shall expire, and all Restricted Stock Awards will be fully vested.

13.3         Adjustments. Adjustments under this Section 13 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

13.4         No Limitations on Company. The grant of Restricted or Deferred Stock Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

14	DISCLAIMER OF RIGHTS

No provision in the Plan or in any Restricted or Deferred Stock Award granted or Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company, any Subsidiary or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company, any Subsidiary or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any other relationship between any individual and the Company, a Subsidiary or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

15	NONEXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of Restricted or Deferred Stock otherwise than under the Plan.

16	CAPTIONS

The use of captions in this Plan or any Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Agreement.

17	OTHER PROVISIONS

Each Restricted or Deferred Stock Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18	NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19	SEVERABILITY

If any provision of the Plan or any Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

20	GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Restricted Stock Awards granted hereunder shall be governed by the laws of the State of New York, without regard to any applicable conflicts of laws rules.

The Plan was duly adopted and approved by the Board of Directors of the Company on the __ day of __ , 2003.

/s/
Secretary of the Company

The Plan was duly adopted and approved by the stockholders of the Company on the day __ of __ , 2003.

/s/
Secretary of the Company